Exhibit 10.41

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement, dated as of the 23rd day of April, 2004, by and among Respironics, Inc., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement (as hereinafter defined)), the Banks (as defined in the Credit Agreement), PNC Bank, National Association, in its capacity as agent for the Banks (hereinafter referred to in such capacity as the “Agent”), and Citizens Bank of Pennsylvania and Fleet National Bank, in their capacity as documentation agents for the Banks (hereinafter collectively referred to as the “Documentation Agents”) (“Second Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Banks, the Agent and the Documentation Agents entered into that certain Credit Agreement, dated August 19, 2002, as amended by that certain First Amendment to Credit Agreement, dated as of June 1, 2003, by and among the Borrower, the Guarantors, the Banks, the Agent and the Documentation Agents (as amended, the “Credit Agreement”), pursuant to which, among other things, the Banks agreed to provide the Borrower with a revolving credit facility in an aggregate principal amount not to exceed One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00); and

WHEREAS, the Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement and the Banks and the Agent shall permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions:

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Blocked Person shall have the meaning assigned to such term in Section 5.1.23.2.

CIP Regulations shall have the meaning assigned to such term in Section 9.20 hereof.

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

RI Assurance shall mean RI Assurance, Inc., a Vermont corporation.

RIC LLC shall mean RIC Investments, LLC, a Delaware limited liability company.

USA PATRIOT Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

3. The following is hereby inserted as a new Section 5.1.23 of the Credit Agreement:

5.1.23 Anti-Terrorism Laws.

5.1.23.1 General.

None of the Loan Parties nor any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

5.1.23.2 Executive Order No. 13224.

None of the Loan Parties, nor any Affiliate of any Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi) a Person who is affiliated or associated with a Person listed above.

No Loan Party or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

4. The following is hereby inserted as a new Section 7.1.12 of the Credit Agreement:

7.1.12 Tax Shelter Regulations.

None of the Loan Parties intends to treat the Loans and/or Letters of Credit and related transactions as being a “Reportable Transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any of the Loan Parties determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Agent thereof, and (2) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Banks may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Bank or Banks, as applicable, will maintain the lists and other records required by such Treasury Regulation.

5. The following is hereby inserted as a new Section 7.1.13 of the Credit Agreement:

7.1.13 Anti-Terrorism Laws.

The Loan Parties and their respective Affiliates and agents shall not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. The Borrower shall deliver to the Agent and the Banks any certification or other evidence requested from time to time by any Bank in its sole discretion, confirming the Borrower’s compliance with this Section 7.1.13 [Anti-Terrorism Laws].

6. Section 7.2.4(v) and (vi) are hereby deleted in their entirety and in their stead is inserted the following:

(v) loans, advances and investments (whether in cash or in kind) in or to (a) corporations, general or limited partnerships, limited liability companies, joint ventures and similar Persons (excluding natural Persons) that are not Subsidiaries and (b) Subsidiaries that are not Loan Parties (other than RI Assurance and RIC LLC), provided, however, that the aggregate amount of all such loans, advances and investments shall not exceed (i) Fifteen Million and 00/100 Dollars ($15,000,000.00) per such Person or Subsidiary and (ii) Fifty Million and 00/100 Dollars ($50,000,000.00) at any time for all such Persons and Subsidiaries;

(vi) Permitted Acquisitions; and

7. The following is hereby added as a new Section 7.2.4(vii) of the Credit Agreement:

(vii) loans, advances and investments (whether in cash or in kind) in or to (A) RI Assurance and/or (B) RIC LLC, subject to compliance with the investment limitations of Section 7.2.15 of this Agreement.

8. The following is hereby added as new section 7.2.15 of the Credit Agreement:

7.2.15 Certain Investment Limitations.

Each of the Loan Parties shall not permit (i) RI Assurance to maintain cash or Cash Equivalents at any time in excess of Ten Million and 00/100 Dollars ($10,000,000.00) or (ii) RIC LLC to maintain cash or Cash Equivalents at any time in excess of Thirty Million and 00/100 Dollars ($30,000,000.00).

9. The following is hereby added as a new Section 7.3.8 of the Credit Agreement:

7.3.8 Tax Shelter Provisions.

Promptly after any of the Loan Parties determines that it intends to treat any of the Loans, Letters of Credit or related transactions as being a “Reportable Transaction” as provided in Section 7.1.12 [Tax Shelter Regulations]

(1) a written notice of such intention to the Agent; and

(2) a duly completed copy of IRS Form 8886 or any successor form.

10. The following is hereby added as new Section 9.20 of the Credit Agreement:

9.20 No Reliance on Agent’s Customer Identification Program.

Each Bank acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, this Agreement, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

11. The following is hereby added as new Section 10.19 of the Credit Agreement:

10.19 USA PATRIOT Act.

Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) at such other times as are required under the USA PATRIOT Act.

12. The provisions of Section 2 through 11 and Section 14 and 17 of this Second Amendment shall not become effective until the Agent has received the following items, each in form and substance acceptable to the Agent and its counsel:

(a) this Second Amendment, duly executed by each of the Loan Parties and each of the Banks;

(b) the documents listed in the Preliminary Closing Agenda set forth on Exhibit A attached hereto and made a part hereof; and

(c) such other documents as may be reasonably requested by the Agent.

13. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

14. The Agent and the Banks hereby release RIC Investments, LLC, a Delaware limited liability company, formerly RIC Investments, Inc., a Delaware corporation (“RIC LLC”) from that certain Guaranty and Suretyship Agreement, effective August 19, 2002, made by RIC LLC for the benefit of the Agent and the Banks (the “RIC LLC Guaranty”) and, therefore, RIC LLC has no further obligations pursuant to the RIC LLC Guaranty.

15. Subject to Paragraph 14 of this Second Amendment, each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.

16. Each Loan Party hereby represents and warrants to the Banks and the Agent that (i) such Loan Party has the legal power and authority to execute and deliver this Second Amendment, (ii) the officers of such Loan Party executing this Second Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational agreements of such Loan Party or any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this Second Amendment, the Credit Agreement and the documents executed or to be executed by such Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.

17. The Agent and the Banks hereby (i) consent to the creation by RI Finance, Inc., a Delaware corporation, of a new Subsidiary, RI Assurance, Inc., a Vermont corporation (“RI Assurance”), and (ii) waive the requirement that RI Assurance join the Credit Agreement as a Guarantor in accordance with the provisions of Sections 7.2.9 and 10.18 of the Credit Agreement.

18. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Second Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement and except as attached hereto as Exhibit B and (ii) it presently has no known claims or actions of any kind at Law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Documents.

19. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

20. The agreements, releases and waivers contained in this Second Amendment are limited to the specific agreements, releases and waivers made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the Loan Documents shall remain in full force and effect. This Second Amendment amends the Credit Agreement and is not a novation thereof.

21. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

22. This Second Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Second Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers on the 23rd day of April, 2004, to be effective on the day and year first above written.

ATTEST:		Respironics, Inc., a Delaware corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		RI Trading, LLC, a Delaware limited liability company

By:	/s/ Steven P. Fulton	By:	/s/ James C. Woll
Title:	Secretary	Title:	Vice President

ATTEST:		Respironics International, Inc., a Delaware corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Swiftmed Corp., a Georgia corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Respironics Colorado, Inc., a Colorado corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Respironics International Global Enterprises, Inc., a Delaware corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Respironics California, Inc., a California corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Respironics New Jersey, Inc., a New Jersey corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Respironics Deutschland GmbH and Co. KG, a Federal Republic of Germany limited partnership

By: Respironics Verwaltungsgesellschaft mbH, a Federal Republic of Germany corporation

By:	/s/ Dorita A. Pishko	By:	/s/ James C. Woll
Title:	Secretary	Title:	Vice President

ATTEST:		Respironics (HK) Ltd., a Hong Kong corporation

By:	/s/ Dorita A. Pishko	By:	/s/ Daniel J. Bevevino
Title:	Secretary	Title:	President

ATTEST:		Respironics France S.A.R.L., a French corporation

By:	/s/ Dorita A. Pishko	By:	/s/ James C. Woll
Title:	Secretary	Title:	Vice President

ATTEST:		Fiberoptic Medical Products, Inc., a Pennsylvania corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Respironics Novametrix, LLC, a Delaware limited liability company

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		Children’s Medical Ventures, LLC, a Delaware limited liability company

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

ATTEST:		RI Finance, Inc., a Delaware corporation

By:	/s/ Steven P. Fulton	By:	/s/ Daniel J. Bevevino
Title:	Secretary	Title:	President

ATTEST:		RI Licensing, Inc., a Delaware corporation

By:	/s/ Steven P. Fulton	By:	/s/ Daniel J. Bevevino
Title:	Secretary	Title:	President

ATTEST:		Respironics Overseas, Inc., a Delaware corporation

By:	/s/ Dorita A. Pishko	By:	/s/ John L. Miclot
Title:	Secretary	Title:	President & CEO

PNC Bank, National Association, individually as a Bank and as Agent

By:	/s/ Wayne Hunley
Title:	SVP

Citizens Bank of Pennsylvania, individually as a Bank and as Documentation Agent

By:	/s/ Dwayne Finney
Title:	Vice President

Fleet National Bank, individually as a Bank and as Documentation Agent

By:	/s/ Edward McKinney
Title:	S.V.P.

Fifth Third Bank

By:	/s/ Jim Janovsky
Title:	Vice President

National City Bank of Pennsylvania

By:	/s/ Susan Dimmick
Title:	VP

Provident Bank

By:	/s/ Ronald Tassone
Title:	Senior Vice President